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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 30, 1997




                            OXFORD HEALTH PLANS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                     0-19442                   06-1118515
(State or other jurisdiction)        (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)


   800 Connecticut Avenue, Norwalk, Connecticut                    06854
     (Address of principal executive offices)                    (Zip Code)


                                 (203) 852-1442
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS.

      On October 28, 29, and 30, 1997, purported class action lawsuits were filed against the Company and certain of its officers in the U.S. District Courts for the Eastern District of New York, the Southern District of New York and the District of Connecticut. The complaints in these lawsuits, which purport to be class actions on behalf of purchasers of the Company's securities during varying periods beginning on or after November 6, 1996 through October 27, 1997, generally allege that the defendants violated federal securities laws by concealing information and making misleading statements regarding the adverse effect of problems which arose from changes made in the Company's computer system in September 1996 on the Company's ability to collect on its accounts receivable, membership enrollment and expenses. The complaints also allege that certain of the defendants disposed of Company Common Stock while the price of the Common Stock was artificially inflated by the alleged misstatements and omissions. The complaints seek unspecified damages, attorneys' and experts' fees and costs and such other relief as the court deems proper.

      Additional complaints containing similar allegations may be filed. The outcomes of these actions cannot be predicted at this time, although the Company and the individual defendants believe that they have substantial defenses to the claims asserted and intend to vigorously defend the actions.


                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               OXFORD HEALTH PLANS, INC.



Date: October 30, 1997                         By:  /s/  ANDREW B. CASSIDY
                                                  -----------------------------
                                                         ANDREW B. CASSIDY
                                                   Executive Vice President and
                                                      Chief Financial Officer




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